Exhibit 99.1

Montana Renewables Announces Closing of $1.44 Billion DOE Loan Facility
for Renewable Fuels and Biomass Energy Facility

●	Initial loan proceeds of $782 million expected to be funded this month and balance of proceeds funded through planned construction period
●	DOE loan guarantee facilitates expansion of Sustainable Aviation Fuel capacity to 300 million gallons per year

INDIANAPOLIS – January 10, 2024 – Calumet, Inc. (NASDAQ: CLMT) (“Calumet,” “we,” “our” or “us”) announced today the closing of a $1.44 billion guaranteed loan facility with the U.S. Department of Energy (“DOE”) Loan Programs Office (“LPO”). The loan will fund the construction and expansion of the renewable fuels facility owned by Montana Renewables, LLC (“Montana Renewables” or “MRL”), an unrestricted subsidiary of Calumet.

The expansion positions Montana Renewables as one of the largest Sustainable Aviation Fuel (“SAF”) producers globally, enabling an increase in annual production capacity to approximately 300 million gallons of SAF and 330 million gallons of combined SAF and renewable diesel (“RD”). The planned expansion includes several key components: a second renewable fuels reactor (allowing approximately half of the 300-million-gallon SAF capability to be online by 2026), debottlenecking of existing units, installation of SAF blending and logistics assets, increased renewable hydrogen production, cogeneration for renewable electricity and steam, and on-site water treatment and recycling capabilities.

“This is essentially the largest agricultural investment in Montana history and will double our purchases of seed oils and tallow from approximately 1.5 billion pounds per year today to 3 billion pounds per year post expansion. This is possible through the strong support and partnership of DOE and follows over two years of detailed due diligence,” said Bruce Fleming, CEO of Montana Renewables. “Our MaxSAF expansion drives regional economic development by creating jobs, supporting the broader agricultural industry, and positioning the State of Montana as a global leader in renewable fuels in a practical and highly economic way with technology that we have developed and derisked here in the United States.”

“This investment is a pivotal catalyst for Calumet,” said Todd Borgmann, CEO of Calumet. “Following our conversion to a C-Corporation, we emphasized the importance of the DOE loan as the next major step in Calumet’s vision, and achieving that milestone is a tremendous accomplishment. As Montana Renewables grows from a first mover and innovator in SAF to become one of the largest independent producers in the world, this business continues to competitively position itself for success, which is a critical piece of Calumet’s strategy to deliver ongoing shareholder value.”

Loan Guarantee Structure

The loan guarantee is structured to release a first tranche of approximately $782 million to fund eligible expenses previously incurred by MRL. Simultaneous with the expected first tranche funding, Calumet expects to make an additional $150 million equity investment with funds that it currently holds. The balance of the guaranteed loan proceeds is held in a delayed draw construction facility, and MRL expects this second tranche to be disbursed during construction beginning in 2025 through the anticipated completion of the MaxSAF project in 2028.  Disbursements under the guaranteed loan facility are subject to the satisfaction of certain commercial, technical, and legal conditions precedent. During construction, retained earnings from MRL are expected to supplement DOE funds to maintain debt at 55% of capitalization during the MaxSAFTM construction sequence. The loan has a 15-year tenor and an annual interest rate at the U.S. Treasury rate plus 3/8%. Servicing of principal and interest will be deferred until MaxSAF™ is commissioned.

Regional Development

An economic impact study1 produced by the University of Montana Bureau of Business and Economic Research (BBER) measured the substantial benefit to Montana in the form of jobs, income, government revenues, economic output and population. For example, by 2028, the economic footprint of the Great Falls site is expected to support a population of 4,400 Montanans, consisting primarily of working-aged families and their children.

MRL expects the expansion to catalyze additional regional development, particularly for renewable feedstocks sourced from farms and ranches. By driving local infrastructure development in transportation, agricultural and energy related businesses similar to the Minnesota SAF Hub, MRL will create a large-scale, end-to-end SAF industry comprised of public and private partners in Montana and the Pacific Northwest.

The MRL expansion is expected to create 450 construction jobs and up to 40 operations jobs.

About Montana Renewables

Montana Renewables is a leading renewable fuel company located in Great Falls, Montana. MRL produces Sustainable Aviation Fuel, Renewable Diesel, Renewable Hydrogen and Renewable Naphtha. As the largest SAF producer in North America (2024), MRL is dedicated to meeting the increasing demand for sustainable fuels and to supporting a greener future. As a Great Falls business leader, MRL offers high-paying jobs and career opportunities while supporting the local economy and contributing to the community’s overall well-being. Pacific Northwest farm and ranch operations ultimately provide MRL with sustainable, renewable, low-carbon feedstocks and agricultural byproducts including tallow, distillers corn oil, canola oil, used cooking oil and camelina oil. These feedstocks are converted to renewable transportation fuels which have lower emissions compared to conventional fossil fuels. MRL is an unrestricted subsidiary of Calumet, Inc.

About Calumet

Calumet, Inc. (NASDAQ: CLMT) manufactures, formulates, and markets a diversified slate of specialty branded products and renewable fuels to customers across a broad range of consumer-facing and industrial markets. Calumet is headquartered in Indianapolis, Indiana and operates twelve facilities throughout North America.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this press release may constitute “forward-looking statements.” The words “will,” “may,” “intend,” “believe,” “expect,” “outlook,” “forecast,” “anticipate,” “estimate,” “continue,” “plan,” “should,” “could,” “would,” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. The statements discussed in this press release that are not purely historical data are forward-looking statements, including, but not limited to, the statements regarding (i) our expectations regarding the funding of the loan facility (the “DOE Facility”) that MRL received from the DOE LPO, including the timing and intended use of borrowings under such facility, (ii) our expectation that the DOE Facility will enable MRL to complete the MaxSAF™ construction and that such project will be completed on time and on budget, (iii) our expectation regarding our business outlook and cash flows, including with respect to the Montana Renewables business, and (iv) our ability to meet our financial commitments, debt service obligations, debt instrument covenants, contingencies and anticipated capital expenditures. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ materially from our historical experience and our present expectations or projections. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include, but not limited to: the overall demand for renewable fuels, including SAF and RD; our ability to produce renewable fuel products

1 https://www.bber.umt.edu/pubs/Econ/Calumet-Impact-Report.pdf that meet our customers’ unique and precise specifications; the marketing of alternative and competing products; the impact of fluctuations and rapid increases or decreases in renewable fuel margins, including the resulting impact on our liquidity; our ability to comply with financial covenants contained in our debt instruments; labor relations; our access to capital to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit ratings and ability to receive open credit lines from our suppliers; demand for various feedstocks and resulting changes in pricing conditions; fluctuations in refinery capacity; our ability to access sufficient feedstocks; the effects of competition; continued creditworthiness of, and performance by, counterparties; the impact of current and future laws, rulings and governmental regulations shortages or cost increases of power supplies, natural gas, materials or labor; weather interference with business operations; administration changes in the federal government and potential legislative enactments and administrative actions; our ability to access the debt and equity markets; accidents or other unscheduled shutdowns; and general economic, market, business or political conditions, including inflationary pressures, instability in financial institutions, general economic slowdown or a recession, political tensions, conflicts and war (such as the ongoing conflicts in Ukraine and the Middle East and their regional and global ramifications).

For additional information regarding factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including the risk factors and other cautionary statements in the latest Annual Report on Form 10-K of Calumet Specialty Products Partners, L.P. (the “Partnership”) and other filings with the SEC by Calumet, Inc. and the Partnership.

We caution that these statements are not guarantees of future performance and you should not rely unduly on them, as they involve risks, uncertainties, and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. While our management considers these assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. Accordingly, our actual results may differ materially from the future performance that we have expressed or forecast in our forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except to the extent required by applicable law. Certain public statements made by us and our representatives on the date hereof may also contain forward-looking statements, which are qualified in their entirety by the cautionary statements contained above.

Investors:

John Kompa 317-957-5237

Public Relations:

Media Oakes 317-957-5319

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